Exhibit 10.1

NATIONAL SEMICONDUCTOR CORPORATION

DIRECTOR STOCK PLAN

AS AMENDED AND RESTATED EFFECTIVE AUGUST 13, 2005

1.                                       PURPOSE

The purposes of the Director Stock Plan (the “Plan”) of National Semiconductor Corporation (the “Corporation”) are to promote the recruiting and retention of highly qualified individuals to serve in the capacity of non-employee directors of the Corporation and to strengthen the commonality of interest between directors and stockholders.

2.                                       STOCK SUBJECT TO THE PLAN

900,000 shares of the Corporation’s $.50 par value Common Stock shall be available for issuance under the Plan, subject to adjustment as provided in Paragraph 6, which may be unissued shares, reacquired shares, or shares bought on the market.

3.                                       ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Corporation, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive.  The amount of the Common Stock to be issued under the Plan, the timing of the issuance of the Common Stock under the Plan, and terms as to eligibility shall be in accordance with the terms of the Plan.

4.                                       ELIGIBILITY

Common Stock issued under this Plan may be issued only to directors of the Corporation who are not employees of the Corporation or its subsidiaries or affiliates and have not been such employees for at least one year prior to becoming eligible to receive benefits under this Plan.

5.                                       TERMS OF STOCK AWARDS

(a)               Common Stock shall be issued automatically to all eligible directors as follows:  (i) each eligible director shall be issued 12,000 shares of Common Stock on the date of each election of such director to the Board of Directors by the stockholders; and (ii) each person who becomes an eligible director at any time during the year other than at the annual stockholders’ meeting shall be issued 12,000 shares of Common Stock on the date of the appointment of such person to the Board of Directors.

(b)              Common Stock shall be issued to each eligible director who elects within ten (10) days after the date of (i) initial appointment to the Board of Directors, or (ii) each subsequent election to the Board of Directors by stockholders, to receive the full value of the director’s annual cash retainer fees for Board membership and Committee Chairmanship in Common Stock.  The number of shares to be issued shall be determined by dividing the retainer fee by the opening price of the Common Stock on the New York Stock Exchange on the date of initial appointment or the subsequent reelection by the stockholders, as applicable.  If there is no trading on such day, the opening price of the Common Stock on the New York Stock Exchange on the first previous trading date shall be used.  Fractional shares shall not be issued and the value of any fractional shares shall be paid in cash.

(c)               Except as provided in Paragraph 5(d), Common Stock issued under the Plan pursuant to Paragraph 5(a) shall be restricted from sale, assignment or other transfer for a period of thirty six (36) months from the date of issuance (“Restriction Period”) and in the event any recipient shall cease to act as a director prior to expiration of the Restriction Period, all rights in and to the Common Stock so issued shall be forfeited and shall revert to the Company. Further, except as provided in Paragraph 5(d), Common Stock issued under the Plan pursuant to Paragraph 5(b) shall be restricted from sale, assignment or other transfer for a period of six (6) months from the date of issuance (“Retainer Restriction Period”) and in the event any recipient shall cease to act as a director prior to the expiration of the Retainer Restriction Period, all rights in and to the Common Stock so issued shall be forfeited and shall revert to the Company.  All Common Stock acquired by the Company as provided by this Paragraph 5(c) shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon such cancellation become available for reissuance under the Plan.

(d)              In the event any recipient shall cease to act as a director by reason of death, Disability, or Retirement at any time during the Restriction Period and/or the Retainer Restriction Period, as applicable, the Common Stock so issued shall no longer be restricted from sale, assignment or other transfer. For purposes of this Paragraph 5(d), Disability shall mean inability to perform any services for the Corporation and Retirement shall mean termination of service as a director (i) at any time after completion of five years of service as a director; or (ii) upon reaching the mandatory retirement age of seventy (70). Notwithstanding the foregoing, the shares of Common Stock issued to any recipient who was issued Common Stock upon an initial appointment or election to the Board who terminates service as a director by reason of Death, Disability or Retirement shall revert back to the Company if such recipient has not served at least six months as a Director after the initial appointment or election.

(e)               While the Plan is in effect, the Corporation at all times will keep available the number of shares of stock required to satisfy the terms of the Plan.

(f)               The Corporation will seek to obtain from each regulatory commission or agency having jurisdiction such authority as may be  required to issue shares of stock under the Plan.  Inability of the Corporation to obtain from any such regulatory commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of its stock under the Plan shall relieve the Corporation from any liability for failure to issue such stock until such time when such authority is obtained or is obtainable.

(g)              Nothing in this Plan shall confer on any participant any right to continue as a director of the Corporation.

6.                                       ADJUSTMENT IN NUMBER OF SHARES

In the event there is any change in the shares of the Corporation through the declaration of stock dividends or a stock split-up, or through recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, the number of shares available for issuance, as well as the number of shares to be issued pursuant to the terms of Paragraph 5 (a), shall be proportionately adjusted, provided that the number of shares issuable at any one time to any one participant shall always be a whole number.

7.                                       PAYMENT OF WITHHOLDING TAXES

The payment of all or part of any applicable withholding taxes due in connection with the issuance of stock under the Plan, up to the highest marginal rates then in effect, may be made by the withholding of shares. Shares withheld in payment of such taxes shall be valued at the fair market value of the Corporation’s Common Stock on the date of the withholding election.

8.                                       AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN

The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law; provided, however, that the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder.  The Board will seek stockholder approval of an amendment if determined to be required by or advisable under regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange on which the Corporation’s stock is listed or other applicable law or regulation.